Exhibit 99.1



                               Resignation Letter


November 11, 2005

To the Board of Directors of Superclick, Inc,

Effective immediately, I hereby resign from the interim position of Chief Financial Officer and Principal Accounting Officer of Superclick, Inc. My resignation from this position is not due to any disagreement with the Company's operations, policies or practices. Rather, it is due to the Board's acceptance and appointment of Mr. Jean Perrotti to fill this position on a full-time basis.


Respectfully,

/s/ Todd M. Pitcher
------------------------
    Todd M. Pitcher
    Chairman